Exhibit 99.1

PLBY Group Reports First Quarter 2023 Financial Results

Creator Platform Gross Receipts (GMV) Grows 2.4x vs Q4
Company Reduces Total Debt Outstanding
Company Signs Deal to Outsource Playboy e-Commerce
Exploring Strategic Alternatives for Lovers and Honey Birdette

LOS ANGELES – May 10, 2023 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today provided financial results for the first quarter ended March 31, 2023.

Comments from Ben Kohn, Chief Executive Officer of PLBY Group
“Given the continued strong performance of our creator platform, which has maintained a weekly GMV CAGR north of 10% since the beginning of the year, with GMV up 2.4x in Q1, we have made the decision to fully exit operating our consumer products businesses and to focus all our efforts on our creator platform and licensing business,” said Ben Kohn.

“In addition to selling Yandy a few weeks ago, streamlining operations and reducing costs, we have signed a binding term sheet to outsource our Playboy e-commerce business, and we have also hired bankers to explore strategic alternatives for both Lovers and Honey Birdette as we move to a fully capital light model.”

First Quarter 2023 Financial Highlights

•Revenue for the first quarter of 2023 (Q1’23) was $51.4 million and, on a constant currency basis, would have been $52.0 million.

•Net loss was $37.7 million and adjusted EBITDA loss was $10.8 million, which included $6.7 million of losses related to Yandy, Playboy e-commerce, inventory write-downs and the deferral of revenue related to cash collections from China given contract renegotiations.

Debt Restructure
The Company successfully restructured its outstanding senior debt and eliminated its outstanding preferred stock at an aggregate discount of $19 million and drew down approximately $12 million of new cash, bringing its total outstanding debt to approximately $210 million from approximately $216 million previously (inclusive of its preferred stock). The Company’s amended and restated senior debt facility pushes out leverage covenants until Q1 of 2025, modifies its restricted payments covenant to provide increased flexibility, reduces its total interest cost by over $3 million a year, eliminates the majority of its fixed amortization and did not require the payment of any fees or prepayment penalties.

Lovers and Honey Birdette
The Company’s Board of Directors (the “Board”) is exploring strategic alternatives for Lovers and Honey Birdette. As part of this process, the Board is considering a full range of strategic alternatives. The Company has retained the Sage Group to assist with the Lovers process and Moelis & Company to assist with the Honey Birdette process. The Company has not set a timetable for completion of this strategic review process, nor has it made any decisions related to its strategic alternatives at this time and does not intend to comment further on the status of this process. There can be no assurance that this strategic review will result in the Company pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms, or at all.

Webcast Details
The Company will host a webcast at 5:00 p.m. Eastern Time today to discuss the first quarter 2023 financial results. Participants may access the live webcast on the events section of the PLBY Group, Inc. Investor Relations website at https://www.plbygroup.com/investors/events-and-presentations.

About PLBY Group, Inc.
PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving billions of dollars in global consumer spending with products and content available in approximately 180 countries. PLBY Group’s mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of public health crises and epidemics on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (4) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company's ability to retain its key employees; (5) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company, including changes in our estimates of the fair value of certain of the Company’s intangible assets, including goodwill; (9) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (10) changing demand or shopping patterns for the Company's products and services; (11) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (12) the Company's ability to comply with the terms of its indebtedness and other obligations; (13) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (14) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com

PLBY Group, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Net revenues	$51,441	$69,378
Costs and expenses
Cost of sales	(30,146)	(28,900)
Selling and administrative expenses	(50,927)	(50,528)
Contingent consideration fair value remeasurement gain	192	19,298
Impairments	—	(2,359)
Total costs and expenses	(80,881)	(62,489)
Operating (loss) income	(29,440)	6,889
Nonoperating (expense) income:
Interest expense	(5,209)	(4,050)
Loss on extinguishment of debt	(1,848)	—
Fair value remeasurement loss	(3,018)	—
Other income (expense), net	116	(80)
Total nonoperating expense	(9,959)	(4,130)
(Loss) income before income taxes	(39,399)	2,759
Benefit from income taxes	1,719	2,784
Net (loss) income	(37,680)	5,543
Net (loss) income attributable to PLBY Group, Inc.	$(37,680)	$5,543
Net (loss) income per share, basic and diluted	$(0.58)	$0.12
Weighted-average shares used in computing net (loss) income per share, basic	65,159,156	45,913,694
Weighted-average shares used in computing net (loss) income per share, diluted	65,159,156	47,585,644

EBITDA Reconciliation
This release presents the financial measure earnings before interest, taxes, depreciation and amortization, or “EBITDA,” and “Adjusted EBITDA", which are not financial measures under the accounting principles generally accepted in the United States of America (“GAAP”). “EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

In addition to adjusting for non-cash stock-based compensation, non-cash charges for the fair value remeasurements of certain liabilities and non-recurring non-cash impairment and inventory reserve charges, we typically adjust for nonoperating expenses and income, such as non-recurring special projects including the implementation of internal controls, expenses associated with financing activities, reorganization and severance resulting in the elimination or rightsizing of specific business activities or operations.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of net (loss) income to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles the Company’s net (loss) income to EBITDA and Adjusted EBITDA (in thousands):

GAAP Net (Loss) Income to Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended March 31,
	2023	2022
Net (loss) income	$(37,680)	$5,543
Adjusted for:
Interest expense	5,209	4,050
Loss on extinguishment of debt	1,848	—
Benefit from income taxes	(1,719)	(2,784)
Depreciation and amortization	1,936	3,505
EBITDA	(30,406)	10,314
Adjusted for:
Stock-based compensation	5,219	6,539
Inventory reserve charges	3,290	—
Write-down of capitalized software	4,973	—
Adjustments	3,265	1,289
Contingent consideration fair value remeasurement	(192)	(19,298)
Digital assets impairment	—	2,359
Mandatorily redeemable preferred stock fair value remeasurement	3,018	—
Adjusted EBITDA	$(10,833)	$1,203